UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 18, 2016

Emerson Electric Co.
(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue St. Louis, Missouri (Address of Principal Executive Offices)	63136 (Zip Code)

Registrant's telephone number, including area code:  (314) 553-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On August 18, 2016 Emerson Electric Co., a Missouri corporation ("Emerson"), entered into a share purchase agreement (the "Purchase Agreement") by and between Emerson and Pentair plc, an Irish public limited company ("Pentair"), pursuant to which Emerson agreed, on the terms and subject to the conditions set forth in the Purchase Agreement, to acquire Pentair's Valves & Controls business ("Valves & Controls").  The purchase price for the transaction is $3.15 billion in cash, subject to certain post-closing adjustments (the "Cash Consideration").
The Purchase Agreement is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act and the receipt of requisite approvals under certain foreign competition laws, including in China and the European Union.
Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions of the Purchase Agreement, the transaction is expected to close in the next 4 to 6 months.
The Purchase Agreement contains representations, warranties, and covenants of the parties that are customary for transactions of this type.  Until consummation of the transactions contemplated by the Purchase Agreement, Pentair has agreed, subject to certain exceptions, to, and to cause its subsidiaries to, conduct the Valves & Controls business in the ordinary course consistent with past practice.  The parties are required to use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the transactions contemplated by the Purchase Agreement.  The Purchase Agreement also contains certain indemnification provisions.
The Purchase Agreement contains certain termination rights customary for a transaction of this type, including if the closing has not occurred on or prior to February 18, 2017 (subject to extension in certain circumstances), and provides that, upon termination of the Purchase Agreement under specified antitrust related circumstances, Emerson will pay to Pentair a cash reverse termination fee.
The representations, warranties and covenants contained in the Purchase Agreement are solely for the benefit of the parties to the Purchase Agreement.  Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants or agreements, or any descriptions thereof as characterizations of the actual state of facts or condition of any party to the Purchase Agreement.  Moreover, information concerning the subject matter of the Purchase Agreement may change after the date thereof and such subsequent information may or may not be fully reflected in Emerson's public disclosures.
Item 7.01     Regulation FD Disclosure.
On August 18, 2016, Emerson issued a press release announcing that Emerson entered into the Purchase Agreement, which provides for the acquisition of Valves & Controls.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Investor Conference Call
Emerson will host a conference call for investors today at 5:00 p.m. ET to review the acquisition and answer questions. Access to the live webcast of the discussion will be available at http://www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for approximately three months.
Item 9.01.     Financial Statements and Exhibits.
(d)     Exhibits
Exhibit No.	Description

99.1	Press Release issued by Emerson Electric Co. on August 18, 2016, furnished herewith.

The information in Items 7.01 and 9.01 herein and in Exhibit 99.1 attached hereto are intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

FORWARD-LOOKING STATEMENTS
Statements in this Current Report on Form 8-K that are not strictly historical may be "forward-looking" statements, which involve risk and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments.  These risks and uncertainties include Emerson's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed acquisition of Valves & Controls and Emerson's other strategic portfolio repositioning actions, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in Emerson's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 18, 2016
EMERSON ELECTRIC CO. (Registrant)
By:	/s/ John G. Shively
	Name:	John G. Shively
	Title:	Vice President and Assistant Secretary

INDEX TO EXHIBITS
Exhibit No.	Description
99.1	Press Release issued by Emerson Electric Co. on August 18, 2016, furnished herewith.